MADSEN & ASSOCIATES, CPA’s INC.	684 East Vine St. Suite 3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 29, 2006, relating to the financial statements of Search By Headlines.com Corp., as of July 31, 2006 and the reference to our firm as experts in the Registration Statement.

Salt Lake City, Utah	s/Madsen & Associates,CPA’s Inc.
December 7, 2006

06/O/SEARCHBYHEADLINES.CONSSB-2